As filed with the Securities and Exchange Commission on March 16, 1999
                       Registration No. 33- ____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             Registration Statement Under the Securities Act of 1933


                                ZEMEX CORPORATION
               (Exact name of issuer as specified in its charter)


                                     CANADA
         (State or other jurisdiction of incorporation or organization)


                          CANADA TRUST TOWER, BCE PLACE
                           161 BAY STREET, SUITE 3750
                        TORONTO, ONTARIO, CANADA M5J 2S1
         (Address of principal executive offices, including postal code)


                    ZEMEX CORPORATION 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                        --------------------------------

                                Patricia K. Moran
                   Corporate Secretary and Assistant Treasurer
                                Zemex Corporation
                          Canada Trust Tower, BCE Place
                           161 Bay Street, Suite 3750
                        Toronto, Ontario, Canada M5J 2S1
                                 (416) 365-8080
           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------ ------------------------------------------------------
                                    Number of      Proposed maximum    Proposed maximum     Amount of
 Title of Securities               shares to be     offering price        aggregate       registration
  to be registered                 registered        per share*         offering price*       fee
-------------------------------------------------------------------------------------------------------
 Common shares, no par value         529,000           $5.375             $2,830,150         $786.78

-------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c), and is based on the average of the high and low prices of the Corporation's common shares on March 15, 1999 as quoted on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed previously with the Securities and Exchange Commission (the "Commission") (Commission File No. 1-228) by the Corporation pursuant to the Securities Exchange Act of 1934, as amended, are incorporated herein by reference in this Registration Statement:

(a) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 31, 1998, and as amended by the Corporation's Annual Report on Form 10-K/A-1 filed with the Commission on December 9, 1998;

(b) the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and

(c) the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

(d) the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

(e) the Corporation's Current Report on Form 8-K dated January 21, 1999 and filed with the Commission on January 22, 1999;

(f) the Corporation's Current Report on Form 8-K dated January 15, 1999 and filed with the Commission on January 20, 1999;

(g) the description of the Corporation's common shares set forth in the Registration Statement on Form S-4, as amended, which was declared effective on December 10, 1998 (File No. 333-65307) for Zemex Canada Corporation (the former name of the Corporation); and

(h) all documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof the date of filing of such documents with the Commission.

Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.     INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation's bylaws provide that, subject to the limitations contained in the Canada Business Corporations Act, the Corporation shall indemnify any director or officer, any former director or officer, or any person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Canada Business Corporations Act permits or requires. The indemnification provided by the bylaws shall not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the bylaws.

The bylaws further provide that, subject to the Canada Business Corporations Act, the Corporation may purchase and maintain insurance for the benefit of any indemnified person against such liabilities and in such amounts as the board may from time to time determine and as are permitted by the Canada Business Corporations Act.

Under the Corporation's bylaws, provided that every director and officer of the Corporation in exercising his powers and discharging his duties acts honestly and in good faith with a view to the best interests of the Corporation and exercises the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Canada Business Corporations Act and the regulations thereunder or from liability for any breach thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The Corporation maintains directors and officers liability insurance and such insurance premiums are paid by the Corporation.

The foregoing description of certain provisions of the Corporation's bylaws is qualified in its entirety by the actual bylaws of the Corporation as filed as an exhibit to the Registration Statement on Form S-4 (No. 333-65307).

Subject to certain exceptions, the directors, all corporate officers and any employees working in conjunction therewith and the heirs, assigns and estates of such directors, officers and employees of the Corporation are insured against claims made against them, including claims arising under the Securities Act of 1933, and caused by negligent acts, errors, omissions or breaches of duty while acting in their capacities as such directors or officers, and

ITEM 7.     EXCEPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.     EXHIBITS

The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

EXHIBIT NO.    DESCRIPTION OF EXHIBIT

    3(a) Amended and Restated Certificate of Incorporation (Incorporated by reference from Exhibit A of the Corporation's Definitive Proxy Statement, filed on March 29, 1995)

    3(b) Bylaws (incorporated by reference to Exhibit 3 to the Corporation's Registration Statement on Form S-4 filed on December 10, 1998)

      5 Opinion of Stikeman, Elliott as to the legality of the securities to which this registration statement relates

    23(a)      Consent of Stikeman, Elliott (contained in Exhibit 5)

    23(b)      Consent of Deloitte & Touche LLP, Toronto, Ontario

    24         Powers of Attorney (see "Signatures")

    99 Zemex Corporation 1995 Stock Option Plan (incorporated by reference to Exhibit A to the Corporation's Definitive Proxy Statement, filed on March 29, 1995)

ITEM 9.     UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, in the Province of Ontario, on March 17, 1999.


                                        ZEMEX CORPORATION
                                        (Registrant)




                                          By:  /s/ Richard L. Lister
                                             --------------------------------
                                             Richard L. Lister
                                             President  and  Chief  Executive
                                             Officer

Each of the undersigned hereby appoints Richard L. Lister and Allen J. Palmiere and each of them severally, his true and lawful attorneys to execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.



/s/ Peter O. Lawsonl-Johnston                Chairman of the Board
----------------------------------------     and Director
Peter O. Lawson-Johnston



/s/ Richard L. Lister                        President, Chief Executive Officer
----------------------------------------     and Director (Principal Executive
Richard L. Lister                            Officer)



/s/ Paul A. Carroll                          Director
----------------------------------------
Paul A. Carroll

/s/ Morton A. Cohen                          Director
----------------------------------------
Morton A. Cohen



/s/ John M. Donovan                          Director
----------------------------------------
John M. Donovan



/s/ R. Peter C. Gillin                       Director
----------------------------------------
R. Peter C. Gillin



/s/ Garth A.C. MacRae                        Director
----------------------------------------
Garth A. C. MacRae



/s/ William J. vanden Heuvel                 Director
----------------------------------------
William J. vanden Heuvel



                                             Vice President, Chief Financial
/s/ Allen J. Palmiere                        Officer and Assistant Secretary
----------------------------------------     (Principal Financial and
Allen J. Palmiere                            Accounting Officer)

                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION OF EXHIBIT                                 PAGE NO.

    3(a)       Amended and Restated Certificate of Incorporation
               (Incorporated by reference from Exhibit A of the Corporation's Definitive Proxy Statement, filed on
               March 29, 1995)

    3(b) By-laws (incorporated by reference to Exhibit 3 to the Corporation's Registration Statement on Form S-4 filed on December 10, 1998)

      5 Opinion of Stikeman, Elliott as to the legality of the securities to which this registration statement relates

    24(a)      Consent of Stikeman,  Elliott (contained in
               Exhibit 5)

    24(b)      Consent of Deloitte & Touche LLP, Toronto, Ontario

     25        Powers of Attorney (see  "Signatures")

     99 Zemex Corporation 1995 Stock Option Plan (incorporated byreference to Exhibit A to the Corporation's Definitive Proxy Statement, filed on March 29, 1995)